UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 1999

JDS Uniphase Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-22874	94-2579683
(Commission File Number)	(IRS Employer Identification Number)

163 Baypointe Parkway
San Jose, California   95134
(Address of principal executive offices including zip code)

(408) 434-1800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

This Amendment to Item 7. Of the Report on Form 8-K/A filed by the Registrant on November 30, 1999 updates the pro forma financial information referred to below.

Item 7. Financial Statements, Pro Forma Information and Exhibits

(b) Pro Forma Financial Information

The following unaudited pro forma condensed combined consolidated financial statements give effect to the merger between JDS and OCLI using the purchase method of accounting and include the pro forma adjustments described in the accompanying notes.

Effective June 30, 1999, Uniphase Corporation combined its operations with JDS FITEL Inc. to form JDS Uniphase Corporation in a transaction accounted for as a purchase. Accordingly, the historical balance sheet of JDS Uniphase as of June 30, 1999 includes the financial position of JDS FITEL Inc. as of that date, but the historical statement of operations for JDS Uniphase for the year ended June 30, 1999 does not include the results of operations for JDS FITEL Inc. for that period. The Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the fiscal year ended June 30, 1999 is based on the Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations of JDS Uniphase included in Form 8-K/A filed November 3, 1999 (combining Uniphase and JDS FITEL Inc.) after giving effect to the merger with OCLI under the purchase method of accounting and the assumptions and adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

The Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the six months ended December 31, 1999 and the Unaudited Pro Forma Condensed Combined Consolidated Balance Sheets as of December 31, 1999 are based on the historical financial statements of JDS Uniphase and OCLI, after giving effect to the merger with OCLI under the purchase method of accounting and the assumptions and adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements should be read in conjunction with the historical financial statements of JDS Uniphase and OCLI and the Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations of JDS Uniphase included in Form 8-K/A filed November 3, 1999 (combining Uniphase Corporation and JDS FITEL Inc.) The pro forma information does not purport to be indicative of the results that would have been reported if the above transaction had been in effect for the period presented or which may result in the future.

The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations are presented as if the combination had taken place on July 1, 1998. The Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the six months ended December 31, 1999 combines the six months ended December 31, 1999 for JDS Uniphase and the six months ended October 31, 1999 for OCLI. The Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the year ended June 30, 1999 combines the year ended June 30, 1999 for pro forma JDS Uniphase and the historical twelve months ended April 30, 1999 for OCLI. The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet is presented to give effect to the proposed merger as if it occurred on December 31, 1999 and combines the balance sheet for JDS Uniphase as of December 31, 1999 with the balance sheet of OCLI as of October 31, 1999.

Unaudited Pro Forma Condensed Combined Consolidated
Statement of Operations
JDS Uniphase and OCLI
Year ended June 30, 1999
(in thousands, except per share data)

                                 JDS
                               Uniphase                              Pro Forma
                              (Pro Forma                                JDS
                               Uniphase                  Pro          Uniphase
                               and JDS                  Forma           and
                                FITEL                  Adjust-          OCLI
                              Combined)      OCLI       ments         Combined
                             ------------ ---------- ------------   ------------
Net sales...................    $587,889   $291,751     ($85,278)(B)   $794,362
Cost of sales...............     284,358    197,233      (85,278)(B)    396,313
                             ------------ ---------- ------------   ------------
  Gross profit..............     303,531     94,518          --         398,049

Operating expenses:
  Research and development..      52,544     19,384          --          71,928
  Selling, general, and
   administrative...........      71,488     44,665          (85)(A)    116,068
  Amortization of purchased                              347,806 (A)
   intangibles..............     687,502      1,204       (1,204)(A)  1,035,308
  Acquired in-process
   research and development.     210,400      2,906          --         213,306
  Other operating expenses..       6,759      7,188          --          13,947
                             ------------ ---------- ------------   ------------
Total operating expenses....   1,028,693     75,347      346,517      1,450,557
                             ------------ ---------- ------------   ------------
Income (loss) from
 operations.................    (725,162)    19,171     (346,517)    (1,052,508)
Interest and other
 income, net................      10,395     (2,641)         --           7,754
                             ------------ ---------- ------------   ------------
Income (loss) before
 income taxes...............    (714,767)    16,530     (346,517)    (1,044,754)
Income tax expense
 (benefit)..................      (2,511)     5,748      (20,027)(C)    (16,790)
Minority interest...........        --        1,287          --           1,287
                             ------------ ---------- ------------   ------------
Net income (loss)...........   ($712,256)    $9,495    ($326,490)   ($1,029,251)
                             ============ ========== ============   ============

Basic earnings (loss)
 per share..................      ($2.24)     $0.78              (D)     ($3.02)
                             ============ ==========                ============
Dilutive earnings (loss)
 per share..................      ($2.24)     $0.73              (D)     ($3.02)
                             ============ ==========                ============
Average number of shares
 outstanding................     317,776     12,153                     340,332
                             ============ ==========                ============
Average number of shares
 outstanding assuming
 dilution ..................     317,776     12,947                     340,332
                             ============ ==========                ============

See accompanying notes to JDS Uniphase and OCLI unaudited pro forma condensed combined consolidated financial statements.

Unaudited Pro Forma Condensed Combined Consolidated
Statement of Operations
JDS Uniphase and OCLI
Six Months ended December 31, 1999
(in thousands, except per share data)

                                                                     Pro Forma
                                                                        JDS
                                                         Pro          Uniphase
                                                        Forma           and
                                 JDS                   Adjust-          OCLI
                               Uniphase      OCLI       ments         Combined
                             ------------ ---------- ------------   ------------
Net sales...................    $511,757   $193,300     ($84,130)(B)    620,927
Cost of sales...............     264,456    133,300      (84,130)(B)    313,626
                             ------------ ---------- ------------   ------------
  Gross profit..............     247,301     60,000          --         307,301

Operating expenses:
  Research and development..      38,878     16,164          --          55,042
  Selling, general, and
   administrative...........      61,613     20,174          (43)(A)     81,744
  Amortization of purchased                              173,903 (A)
   intangibles..............     358,024      1,439       (1,439)(A)    531,927
  Acquired in-process
   research and development.      19,681        --           --          19,681
  Other operating expenses..         --      (2,696)         --          (2,696)
                             ------------ ---------- ------------   ------------
Total operating expenses....     478,196     35,081      172,421 (A)    685,698
                             ------------ ---------- ------------   ------------
Income (loss) from
 operations.................    (230,895)    24,919     (172,421)      (378,397)
Interest and other
 income, net................      16,221        941          --          17,162
                             ------------ ---------- ------------   ------------
Income (loss) before
 income taxes...............    (214,674)    25,860     (172,421)      (361,235)
Income tax expense
 (benefit)..................      30,460      9,438      (10,014)(C)     29,884
                             ------------ ---------- ------------   ------------
Net income (loss)...........   ($245,134)   $16,422    ($162,407)     ($391,119)
                             ============ ========== ============   ============

Basic earnings (loss)
 per share..................      ($0.72)     $1.18              (D)     ($1.06)
                             ============ ==========                ============
Dilutive earnings (loss)
 per share..................      ($0.72)     $1.06              (D)     ($1.06)
                             ============ ==========                ============
Average number of shares
 outstanding................     342,121     13,918                     367,952
                             ============ ==========                ============
Average number of shares
 outstanding assuming
 dilution ..................     342,121     15,559                     367,952
                             ============ ==========                ============

See accompanying notes to JDS Uniphase and OCLI unaudited pro forma condensed combined consolidated financial statements.

Unaudited Pro Forma Condensed Combined Consolidated
Balance Sheet
JDS Uniphase and OCLI
December 31, 1999
(in thousands)

                                                                     Pro Forma
                                                                        JDS
                                                         Pro          Uniphase
                                                        Forma           and
                                 JDS                   Adjust-          OCLI
                               Uniphase      OCLI       ments         Combined
                             ------------ ---------- ------------   ------------
Assets:
Cash and cash equivalents..     $132,340    $15,734      ($8,000)(A)   $140,074
Short-term investments.....      752,788    111,833          --         864,621
Accounts receivable........      185,210     35,248         (934)(B)    219,524
Inventories................      134,726     25,899       (7,888)(B)    152,737
Other current assets.......       23,284     10,661          --          33,945
                             ------------ ---------- ------------   ------------
   Total current assets....    1,228,348    199,375      (16,822)     1,410,901

Property, plant, and
  equipment, net...........      256,487    105,701       21,963 (A)    384,151
Intangible assets,                                       (27,841)(A)
  including goodwill.......    3,690,448     27,841    2,576,124 (A)  6,266,572
Other assets...............       11,177      1,716          --          12,893
                             ------------ ---------- ------------   ------------
   Total assets............   $5,186,460   $334,633   $2,553,424     $8,074,517
                             ============ ========== ============   ============

Liabilities and
Stockholders' Equity:
Current portion of
 long-term obligations.....       $3,500     $2,517      $   --          $6,017
Accounts payable...........       70,016     10,527         (934)(B)     79,609
Other accrued expenses.....      148,805     23,261       (7,888)(B)    164,178
                             ------------ ---------- ------------   ------------
   Total current
     liabilities...........      222,321     36,305       (8,822)       249,804

Long-term obligations......        5,000     52,411       --             57,411
Other non-current
 liabilities...............        8,254      3,130       --             11,384
Deferred tax liabilities...      289,390      8,098      183,771 (C)    481,259
                                                        (234,689)(A)
                                                         (84,065)(A)
Stockholders' equity.......    4,661,495    234,689    2,697,229 (A)  7,274,659
                             ------------ ---------- ------------   ------------
   Total liabilities and
     stockholders' equity..   $5,186,460   $334,633   $2,553,424     $8,074,517
                             ============ ========== ============   ============

See accompanying notes to JDS Uniphase and OCLI unaudited pro forma condensed combined consolidated financial statements.

Notes to Unaudited Pro Forma
Condensed Combined Consolidated Financial Statements
of JDS Uniphase and OCLI

(A) Basis of Pro Forma Presentation

The JDS Uniphase Pro Forma Condensed Combined Consolidated Financial Statements provide for the exchange of 1.856 shares of JDS Uniphase common stock for each outstanding share of OCLI common stock. In addition, JDS Uniphase will issue options in exchange for outstanding OCLI options with the number of shares and the exercise price appropriately adjusted by the exchange ratio.

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements reflect the issuance of shares 26.9 million of JDS Uniphase common stock for all the outstanding shares of OCLI common stock as of January 31, 2000, the exchange ratio of 1.856 for each share of OCLI common stock and an average market price for JDS Uniphase common stock of $90.18 per share. The average market price per share of JDS Uniphase common stock is based on the average closing price for a range of trading days (October 28 through November 10, 1999) around the announcement date (November 4, 1999) of the merger. The actual number of shares of JDS Uniphase common stock to be issued will depend on the actual number of shares of OCLI common stock outstanding on the date the merger closes. Based on the total number of OCLI options outstanding at January 31, 2000, JDS Uniphase would issue options to purchase 3.2 million shares of JDS Uniphase common stock at a weighted average exercise price of $10.15. The actual number of options granted depends on the actual number of OCLI options outstanding on the date the merger closes. The estimated fair value of the options currently estimated at $267.2 million, as well as estimated direct transaction expenses of $8.0 million, have been included as a part of the total estimated purchase cost.

The total estimated purchase cost of the OCLI merger is as follows (in thousands):

Value of securities issued	$2,430,045
Assumption of OCLI options	267,184
2,697,229
Estimated transactions costs and expenses	8,000
Total estimated purchase cost	$2,705,229

The preliminary purchase price allocation is as follows (in thousands):
	Amount	Annual Amortization	Useful Lives
Purchase Price Allocation:
Tangible nets assets	$ 228,811	n/a	n/a
Intangible assets acquired:
Developed technology:
Telecommunications	115,123	$ 19,187	6 years
Flex Products	92,210	6,479	10-15 years
Applied Photonics	1,009	202	5 years
Information Industries	23,921	2,392	10 years
Propriety know-how	161,865	15,640	6-15 years
Trademark and tradename	38,523	3,852	10 years
Assembled workforce	14,368	2,395	6 years
In-process research and development	84,065	n/a	n/a
Goodwill	2,129,105	297,659	7.2 years
Deferred tax liabilities	(183,771)	n/a	n/a
Total estimated purchase price allocation	$2,705,229	$347,806

PricewaterhouseCoopers LLP ("PwC") performed an allocation of the total purchase price of OCLI to its individual assets. The purchase price allocation is preliminary and, therefore, subject to change based on further analysis. Of the total purchase price, $84.1 million has been allocated to in-process research and development and will be charged to expense in the period the transaction closes(expected to be the quarter ending March 31, 2000). Due to their non-recurring nature, the in-process research and development attributed to the OCLI transaction and the transaction costs incurred by OCLI estimated at $9.0 million have been excluded in the pro forma statements of operations. The remaining purchase price has been allocated to specifically identifiable assets acquired, including an adjustment to write up property and equipment of OCLI to fair value by $22.0 million.

After allocating value to the in-process research and development projects and OCLI's tangible assets, specific intangible assets were then identified and valued. The related amortization of the identifiable intangible assets is reflected as a pro forma adjustment to the Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations. The identifiable assets include existing technology, proprietary know-how, trademarks and tradenames, and assembled workforce.

The acquired existing technology, which is comprised of products that are already technologically feasible, includes products that are manufactured and marketed by OCLI's Telecommunications, Flex Products, Applied Photonics, and Information Industries groups. JDS Uniphase expects to amortize the acquired existing technology of approximately $232.3 million on a straight-line basis over an average estimated remaining useful life of 8.2 years.

The acquired proprietary know-how represents OCLI trade secrets and patents developed through years of experience designing and manufacturing thin film products. This know-how enables OCLI to develop new and improve existing thin film products, processes and manufacturing equipment, thereby providing OCLI with a distinct advantage over its competitors and a reputation for technological superiority in the industry. JDS Uniphase expects to amortize the proprietary know-how of approximately $161.9 million on a straight-line basis over an average estimated remaining useful life of 10.4 years

The trademarks and trade names include the OCLI trademark and trade name as well as all branded OCLI products such as GlareGuard® and processes such as MetaMode®. JDS Uniphase expects to amortize the trademark and trade names of approximately $38.5 million on a straight-line basis over an estimated remaining useful life of 10 years.

The acquired assembled workforce is comprised of over 1,400 skilled employees across OCLI's General and Administration, Science and Technology, Sales and Marketing, and Manufacturing groups. JDS Uniphase expects to amortize the value assigned to the assembled workforce of approximately $14.4 million on a straight-line basis over an estimated remaining useful life of 6 years.

Goodwill, which represents the excess of the purchase price of an investment in an acquired business over the fair value of the underlying net identifiable assets, is amortized on a straight-line basis over its estimated remaining useful life of 7.2 years.

Due to its non-recurring nature, the in-process research and development attributed to the OCLI transaction has been excluded in the pro forma statements of operations. OCLI's Telecommunications, Flex Products, Information Industries, and Applied Photonics divisions are currently developing new products and processes that qualify as in-process research and development.

The in-process research and development relates to sophisticated optical components, filters and materials that manage light propagation in today's most advanced telecommunications systems, projection display engines and state of the art optically variable security devices. The in-process research and development is comprised of three main categories: (1) thin film filters and switches,(2) optical display and projection products, and (3) light interference pigments.

The following is a brief description of each acquired in-process research and development project as of the date of the merger:

Thin film filters and switches. The main application for these products is to control the reflection, refraction, transmission and absorption of lightwave signals that are transmitted through fiber optic cables. OCLI's current development efforts are directed toward improved spectral precision and enhanced wavelength division capability of the filters and switches. Products in-process include switches, filter lock lasers, add-drop multiplexers and dispersion compensators which are in the exploratory through the prototype stages of the development cycle. OCLI expects the development cycle to range between 3 and 25 months with expected completion dates from the second quarter of calendar year 2000 through the first quarter of calendar year 2002. Development costs incurred on those products to date are approximately $7.6 million with estimated cost to complete of approximately $22.0 million which OCLI expects to incur ratably for the remainder of the development cycle. OCLI believes the associated risks of developing these products to commercial viability include potential difficulties meeting customer and market performance specifications and competition from products using competing technologies that offer comparable functionality.

Optical display and projection products. The main application for this product is to control the brightness, contrast and resolution of next generation display products including computer displays, digital image projectors, flat panel displays, scanners and personal digital assistants (commonly known as PDAs). The performance of these products is highly dependent upon optical components utilizing thin film filter technology coupled with increasingly smaller size and weight requirements. OCLI is currently in the prototype stage of the development cycle for this product family and expects the development cycle to continue for approximately 9 months with completion expected in the third quarter of calendar year 2000. Development costs incurred to date are approximately $6.0 million with estimated cost to complete of approximately $3.0 million which OCLI expects to incur ratably for the remainder of the development cycle. OCLI believes the associated risks of developing these products to commercial viability include potential difficulties meeting customer and market performance specifications and competition from products using competing technologies that offer comparable functionality.

Light interference pigments. The main application for this product is to achieve unique color shifting characteristics in security products and decorative surface treatments. Security related products include bank notes, passports, credit cards, tax stamps and brand protection labels. Decorative surface treatments include automotive paint, cosmetics, electronic cases and apparel. OCLI is currently in the prototype stage of the development cycle for this product family and expects the development cycle to continue for approximately 12 months with completion expected in the first quarter of calendar year 2001. Development costs incurred to date are approximately $8.2 million with estimated cost to complete of approximately $11.3 million which OCLI expects to incur ratably for the remainder of the development cycle. OCLI believes the associated risks of developing these products to commercial viability include meeting customer and market performance specifications, meeting customer and market volume requirements and competition from products using competing technologies that offer comparable functionality.

Value Assigned to In-Process Research and Development

The value assigned to in-process research and development was determined by considering the importance of each project to the overall development plan, estimating costs to develop the purchased in-process research and development into commercially viable products, estimating the resulting net cash flows from the projects when completed and discounting the net cash flows to their present value. The revenue estimates used to value the purchased in-process research and development were based on estimates of relevant market sizes and growth factors, expected trends in technology and the nature and expected timing of new product introductions by OCLI and its competitors.

The rates utilized to discount the net cash flows to their present value are based on OCLI weighted average cost of capital and the weighted average return on assets. Given the nature of the risks associated with the difficulties and uncertainties in completing each project and thereby achieving technological feasibility, anticipated market acceptance and penetration, market growth rates and risks related to the impact of potential changes in future target markets, the weighted average cost of capital was adjusted. Based on these factors, discount rates of 18 to 25%, 25% and 18% were deemed appropriate for thin film filters, optical display and projection products and light interference pigments, respectively. The estimates used in valuing in-process research and development were based upon assumptions PwC believes to be reasonable but which are inherently uncertain and unpredictable. PwC's assumptions may be incomplete or inaccurate, and no assurance can be given that unanticipated events and circumstances will not occur. Accordingly, actual results may vary from the projected results. Any such variance may result in a material adverse effect on OCLI's financial condition and results of operations.

With respect to the acquired in-process technologies, the calculations of value were adjusted to reflect the value creation efforts of OCLI prior to the merger. Following are the estimated completion percentages and technology lives:
Project	Percent Completed	Expected Technology Life
Thin film filters	26%	6-10 years
Optical display and projection products	67%	10 years
Light interference pigments	42%	14-20 years

The value assigned to each acquired in-process research and development project as of the date of this proxy statement-prospectus were as follows (in millions):
Thin film filters	$56.9
Optical display and projection products	14.4
Light interface pigments	12.8
Total acquired in-process research and development	$84.1

A portion of the purchase price has been allocated to developed technology and acquired in-process research and development. Developed technology and in- process research and development were identified and valued through extensive interviews, analysis of data provided by OCLI concerning developmental products, their stage of development, the time and resources needed to complete them, if applicable, their expected income generating ability, target markets and associated risks. The Income Approach, which includes an analysis of the markets, cash flows and risks associated with achieving such cash flows, was the primary technique utilized in valuing the developed technology and in-process research and development.

Where developmental projects had reached technological feasibility, they were classified as developed technology, and the value assigned to developed technology was capitalized. Where the developmental projects had not reached technological feasibility and had no future alternative uses, they were classified as in-process research and development and charged to expense upon closing of the merger. OCLI estimates that a total investment of $36.3 million in research and development over the next 25 months will be required to complete the in-process research and development. The nature of the efforts required to develop the purchased in-process research and development into commercially viable products principally relate to the completion of all planning, designing, prototyping, verification and testing activities that are necessary to establish that the products can be produced to meet their design specifications, including functions, features and technical performance requirements.

JDS Uniphase acquired AFC Technologies in August 1999 and in November 1999 acquired EPITAXX, Inc. In December 1999, JDS Uniphase acquired SIFAM Limited and Oprel Technologies, Inc. The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements of JDS Uniphase and OCLI do not include on a pro forma basis these acquisitions since collectively, they are not significant to JDS Uniphase.

(B) Pro Forma Intercompany Adjustments

Intercompany balances and sales between JDS Uniphase and OCLI have been eliminated for pro forma presentations.

(C) Pro Forma Income Taxes

The pro forma combined provision for income taxes do not represent the amounts that would have resulted had JDS Uniphase and OCLI filed consolidated income tax returns during the periods presented. The provision for income tax includes the amortization of deferred tax liabilities originating from the transaction.

(D) Pro Forma Net Loss Per Share

The pro forma basic and dilutive net loss per share are based on the weighted average number of shares of JDS Uniphase common stock outstanding during each period and weighted average number of OCLI shares of common stock outstanding multiplied by the exchange ratio. Dilutive securities including the replacement OCLI options are not included in the computation of pro forma dilutive net loss per share as their effect would be anti-dilutive.

Item 7. Financial Statements, Pro Forma Information and Exhibits (continued)

(C) Exhibits

23.1 Consent of Deloitte & Touche LLP, Independent Auditors.

23.2 Consent of KPMG LLP, Independent Accountants

The documents listed below have been filed by OCLI under the Exchange Act with the Commission and are incorporated herein by reference:

  OCLI's Annual Report on Form 10-K for the year ended October 31, 1999.

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JDS Uniphase Corporation

By:	/s/ Anthony R. Muller

Anthony R. Muller
Senior Vice President of Finance and CFO

Date: February 10, 2000